Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1.Form S-8 No. 333-189883 pertaining to the 2013 Equity Incentive Plan, 2013 Employee Stock Purchase Plan, and the 2004 Stock Option Plan, as amended
2.Form S-8 No. 333-194844, 333-202768, 333-210210, 333-216584, 333-222567, 333-230201, 333-236845 pertaining to the 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan
3.Form S-8 No. 333-222568 pertaining to the 2018 Inducement Equity Incentive Plan
4.Form S-3 No. 333-220255 and 333-230361, as amended, pertaining to the registration of common stock, preferred stock, depositary shares, warrants, debt securities, and units of our reports dated March 1, 2021, with respect to the consolidated financial statements of NanoString Technologies, Inc. and the effectiveness of internal control over financial reporting of NanoString Technologies, Inc. included in this Annual Report (Form 10-K) of NanoString Technologies, Inc. for the year ended December 31, 2020.
/s/ Ernst & Young LLP
Seattle, Washington
March 1, 2021